SUB-ITEM 77Q1(e)

A copy of Investment Advisory Agreement between Registrant and Context Advisers II, L.P. regarding Context Macro Opportunities Fund , Exhibit(d)(2) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 5 on December 22, 2014, accession number 0001435109-14-000884.

A copy of Investment Subadvisory Agreement between Context Advisers II, L.P. and First Principles Capital Management, LLC regarding Context Macro Opportunities Fund , Exhibit(d)(11) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 5 on December 22, 2014, accession number 0001435109-14-000884.